EXHIBIT 2

                             STOCK PLEDGE AGREEMENT





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                             STOCK PLEDGE AGREEMENT

         This STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of June __,1999, is by and between STEVEN MANDELL, having an address at P.O. Box 85, New Vernon, New Jersey 07976 ("Pledgor"), and JACK FUTTERMAN, residing at 16315 Vintage Oaks Lane, Delray Beach, Florida 33484 ("Secured Party").

                                   WITNESSETH:

         WHEREAS, Secured Party and Pledgor have entered into that certain Option Agreement (the "Option") of even date, whereby Pledgor has granted to Secured Party an option to purchase 1,000,000 shares (the "Shares") of Pledgor's common stock, par value $.01 per share ("Common Stock"), of Party City Corporation, a Delaware corporation (the "Company") at an exercise price of $3.00 per share (as more fully described in the Option); and

         WHEREAS, as security for performance of the Option and under any other instrument, document, or agreement executed and delivered by Pledgor pursuant to the Option (if any, the "Other Documents"), Pledgor has agreed to pledge and grant a lien and security interest to Secured Party in the Shares and Pledgor has agreed to execute and deliver this Agreement to Secured Party.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party intending to be legally bound hereby, the Pledgor and the Secured Party hereby agree as follows:

         1. DEFINITIONS. Unless the context otherwise requires, all terms used but not expressly defined herein shall have the meanings, if any, given to them in the Option or, if they are not defined in the Option but are defined in the Uniform Commercial Code, as enacted in New York (the "Code"), they shall have the same meaning herein as in the Code.

         2.    PLEDGE OF THE PLEDGED COLLATERAL AND ADJUSTMENTS.

               (a) As security for the performance of the Pledgor's obligations under the Option (collectively, the "Obligations"), Pledgor hereby pledges, delivers and sets over unto Secured Party, and grants a lien and security interest to Secured Party, in the following (collectively, the "Pledged Collateral"):

                    (i) the Shares;

                    (ii)    Pledgor's    rights   in   any    stock    dividend,
reclassification, readjustment or other change declared or made by the Company with respect to or affecting the Shares;

                    (iii) Pledgor's rights in any subscription warrants or any other rights or options issued by the Company in connection with the Shares; and

                    (iv) all proceeds of any of the foregoing upon sale, exchange or other disposition of any of the foregoing (but excluding cash payments or distributions made by the Company with respect to any of the foregoing as a result of owning, rather than disposing of, any of the foregoing-which payments or distributions are referred to herein as "Distributions").


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               (b) All new, substituted and additional shares (such shares to be included within the definition of the Shares hereunder), warrants, rights, options or other securities, issued by reason of any of the foregoing, in respect of the Pledged Collateral, shall be immediately delivered to and held by (or otherwise retained by) the Secured Party under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.

               (c) Simultaneously with the execution of this Pledge Agreement, Pledgor hereby delivers to the Secured Party the original stock certificate(s) evidencing the Shares, as described in more detail on Schedule A hereto, accompanied by stock powers in the form of Exhibit A attached hereto and made a part hereof, duly executed in blank for all of the Shares.

               (d) In addition, the Pledgor shall, upon request of the Secured Party, deliver to the Secured Party such financing statements as may be necessary or desirable, in the reasonable opinion of the Secured Party to perfect the security interest created herein. Pledgor hereby authorizes Secured Party to file, and appoints Secured Party his attorney-in-fact for the purpose of executing and filing financing statements or continuation statements to the extent permitted by applicable law.

         3.    POWER OF ATTORNEY.

               (a) The Secured Party shall have no obligation with respect to the Pledged Collateral or any other property held or received by it hereunder except to use reasonable care in the custody thereof to the extent required by law. The Secured Party may hold the Pledged Collateral in the form in which it is received by it.

               (b) The Pledgor, to the full extent permitted by law, hereby constitutes and irrevocably appoints the Secured Party (and any officer or agent of the Secured Party, with full power of substitution and revocation) as the Pledgor's true and lawful attorney-in-fact, in the Pledgor's stead and in the name of the Pledgor, to transfer, upon the occurrence of an Event of Default, the Pledged Collateral on the books of the Company, in whole or in part, to the name of the Secured Party or such other Person or Persons as the Secured Party may designate in accordance with the terms of the Option and, upon the occurrence of an Event of Default, to take all such other and further actions as the Pledgor could have taken with respect to the Pledged Collateral and as the Secured Party in its reasonable discretion determines to be necessary or appropriate to accomplish the purposes of this Agreement and the Option.

               (c) The limited powers of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Secured Party's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the performance in full of the Obligations or expiration of the Option, and shall not be terminated prior thereto or affected by any act of the Pledgor or other Persons or by operation of law.

         4. VOTING RIGHTS, DIVIDENDS, ETC. During the term of this Pledge Agreement, and except as otherwise provided in this Section 4, (a) Pledgor shall have the right to vote the Shares on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith and
(b) all Distributions, if any, in respect of the Pledged Collateral, shall be the property of the Pledgor.


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Any Distributions  received by Secured Party prior to either the exercise of the
Option with respect to any Shares or prior to the occurrence of an Event of Default shall be promptly forwarded to Pledgor. After the Option has been duly exercised, including payment of the exercise price, (x) the Secured Party may, at the Secured Party's option and following written notice from the Secured Party to Pledgor, exercise all voting powers pertaining to the Pledged Collateral, and Pledgor hereby grants Secured Party an irrevocable proxy, coupled with an interest, therefor, and (y) all Distributions, if any, in respect of the Pledged Collateral, shall be the property of the Secured Party. Any Distributions received by Pledgor after either the exercise of the Option with respect to any Shares, including payment of the exercise price therefor, or after the occurrence of an Event of Default shall be promptly forwarded to Secured Party.

         5.    PLEDGOR'S COVENANTS, REPRESENTATIONS AND WARRANTIES.

               (a)  Pledgor  reaffirms  his   representations,   warranties  and
covenants set forth in the Option Agreement; and

               (b) Pledgor agrees to defend the Pledged Collateral from all claims, liens, suits, or asserted rights of all other parties to the Pledged Collateral arising out of an action or omission of Pledgor.

         6. RETURN OF THE PLEDGED COLLATERAL UPON TERMINATION; TERMINATION OF FINANCING STATEMENT. The Pledged Collateral shall be released, in whole or in part, from the lien created by this Agreement to the extent that the Secured Party exercises its Option. Upon expiration of the Option, Secured Party shall cause to be transferred to Pledgor all of the Pledged Collateral then in its possession, to the extent Secured Party has not exercised its option under the terms of the Option or taken, sold or otherwise realized upon the same pursuant to its rights hereunder. Immediately following the termination of the lien created by this Agreement, Secured Party shall execute and deliver to Pledgor, at Secured Party's expense, such documents as Pledgor may reasonably request to release the Pledged Collateral from the lien of this Agreement and shall cause any Pledged Collateral remaining in its possession to be transferred to Pledgor or his nominee in accordance with Pledgor's instructions.

         7. EVENT OF DEFAULT. The following event shall constitute an Event of Default hereunder: a failure by Pledgor to perform his obligations under the Option if such failure is coupled with an exercise of the Option including payment of the exercise price by Secured Party or his permitted transferee pursuant to the provisions of the Option.

         8. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default Secured Party shall have (a) the right to recover from Seller all actual damages arising as a result of such Event of Default, and (b) all of the rights of a secured party under the Code, including without limitation, seizure of, foreclosure upon and/or sale of the Pledged Collateral. The proceeds of any such sale shall be the property of Secured Party. Notwithstanding the foregoing, Pledgor irrevocably agrees that Secured Party may, in lieu of foreclosure upon and sale of the Pledged Collateral, seize and retain the Pledged Collateral upon the occurrence of an Event of Default.

         9. TRANSFER AND ASSIGNMENT. Pledgor may not transfer its rights or liabilities under this Pledge Agreement to any other person without the express written consent of the Secured Party.


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Secured  Party may transfer its rights and  obligations  solely to the permitted transferees as set forth in the Option, on written notice to Pledgor.

         10. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with the Secured Party and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the execution of financing statements, as the Secured Party may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

         11.   MISCELLANEOUS.

               (a) No Waivers. No action, failure to act, or knowledge of Secured Party shall be deemed to constitute a waiver of any power, right, or remedy hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right, or remedy. The failure, or delay of Secured Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant, or other term or provision of this Pledge Agreement in no manner shall affect its right at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar, or other circumstances.

               (b) Amendment. This Pledge Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

               (c) Counterparts. This Pledge Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

               (d) Choice of Law. This Pledge Agreement and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

               (e) No Strict Construction. The language used in this Pledge Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Pledge Agreement as of the day and year first above written.


SECURED PARTY:                                      PLEDGOR:


/S/ Jack Futterman                                  /S/ Steven Mandell
------------------                                  ------------------
JACK FUTTERMAN                                      STEVEN MANDELL


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                                   STOCK POWER

         FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to __________________________, [_________] shares of common stock, $.01 par value per share, of Party City Corporation, a Delaware corporation, represented by Certificate No. [___] (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint _________________________ as the undersigned's true and lawful attorney, for him and in his name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.


Dated: _________________



                                                    ----------------------------
                                                            STEVEN MANDELL




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